                                                                    EXHIBIT 4.01

                              ELECTRONIC ARTS INC.

                          DIRECTORS' STOCK OPTION PLAN

              AS ADOPTED DECEMBER 7, 1988 BY THE BOARD OF DIRECTORS
                AS APPROVED BY THE STOCKHOLDERS ON JULY 28, 1989
                          AS AMENDED ON MARCH 24, 1993
                AS APPROVED BY THE STOCKHOLDERS ON JULY 27, 1993
                AS APPROVED BY THE STOCKHOLDERS ON JULY 31, 1997

        1. Purpose. This Directors' Stock Option Plan ("Plan") is established to provide equity incentives for members of the Board of Directors of Electronic Arts Inc., a Delaware corporation (the "Company") and any Parent or Subsidiary (as defined in Section 2 below) of the Company who are not employees of the Company, to promote the financial success and progress of the Company by granting such persons options ("Options") to buy shares of the Common Stock ("Shares") of the Company.

        2.  Definitions

               (a) Parent. As used in this Plan, "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (b) Subsidiary. As used in this Plan, "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (c) Change of Control. As used in this Plan, a "Change in Control" of the Company means (i) a dissolution or liquidation of the Company,
(ii) a merger in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees),
(iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 425(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company).

        3. ADOPTION AND APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company and shall be approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Company within twelve months before or after the date this Plan is adopted by the Board.

        4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan shall be 650,000 Shares, subject to adjustment as provided in Section 11 below. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall continue to be available under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

        5. ADMINISTRATION. This Plan shall be administered by the Board or by a Committee of not less than three members of the Board appointed to administer this Plan (as used herein, the term "Board" shall mean either such Committee or the Board if no Committee has been established). The interpretation by the Board of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

        6. ELIGIBILITY AND AWARD FORMULA. Options may be granted only to such directors of the Company or any Parent or Subsidiary of the Company who are not employees of the Company ("Optionees") in accordance with the following formula:

                                                                    EXHIBIT 4.01


               a. Upon initial election or appointment to the Board of Directors, each non-employee director shall be granted an option to purchase 40,000 shares, or such lesser number of shares as is determined by dividing $800,000 by the closing price of the Company's common stock on the date of election or appointment, rounded to the nearest 1,000 shares.

               b. Upon re-election to the Board of Directors at the annual meeting of stockholders of the Company, each non-employee director shall be granted an option to purchase 10,000 shares, or such lesser number of shares as is determined by dividing $200,000 by the closing price of the Company's common stock on the date of re-election, rounded to the nearest 100 shares; provided, however, that any such director who received such director's initial grant pursuant to (a) above since the last annual meeting of stockholders shall receive a prorated annual grant to purchase a number of shares determined as set forth above and multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the director has served since the date of the initial grant and whose denominator is twelve. The provisions of this
Section 6 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code") or the rules thereunder.

        c. Nonwithstanding anything in this Section 6 to the contrary, each director who is a director on March 24, 1993 (i) shall receive on March 24, 1993 an option equal to that number of shares which, when added to the number of shares issuable upon exercise of options previously held by such director under the Plan that are not yet vested and exercisable, equals 30,000; and (ii) shall receive upon re-election at the annual meeting of stockholders in July 1993 a prorated annual grant equal to one-third of the full re-election grant based on such director's four months of service from the date hereof to the date of the annual meeting.

        7. TERMS AND CONDITIONS OF OPTIONS. The Option shall be subject to the following terms and conditions:

               (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form as the Board shall from time to time establish, which Grant shall incorporate the provisions of this Plan by reference and shall comply with and be subject to the terms and conditions of this Plan.

               (b) Exercise Price. The exercise price of any Option shall be the fair market value of the Shares, as determined by the Board in good faith, at the time that the Option is granted.

               (c) Exercise Period. Options shall be exercisable as to two percent (2%) of the Shares immediately on the date of grant and as to an additional two percent (2%) of the Shares on the first day of each calendar month beginning after the date of grant; provided, however, that no Option shall be exercisable after the expiration of five years for options granted prior to March 24, 1993 and ten years for options granted on and after March 24, 1993.

               (d) Date of Grant. The date of grant of an Option shall be the date provided in Section 6 above. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

               (e) Provision of Information. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

        8.  EXERCISE OF OPTIONS.

               (a) Notice. Options may be exercised only by delivery of a written notice to the Company, in a form approved by the Board, stating the number of Shares being purchased and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment of the exercise price for the number of Shares being purchased.

               (b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a fair market value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Optionee irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the

                                                                    EXHIBIT 4.01


exercise price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vi) by any combination of the foregoing.

               (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

               (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                        (i) An Option shall not be exercisable until such time as the Plan has been approved by the stockholders of the Company in accordance with Section 3 above.

                        (ii) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

                        (iii) If the Optionee ceases to be a director of the Company for any reason except death or disability, the Optionee may exercise such Optionee's Options to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within three (3) months after the date of termination, but in any event no later than the expiration date of the Option;

                        (iv) If the Optionee ceases to be a director of the Company because of death or disability, the Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination, but in any event no later than the expiration date of the Option.

        9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option may be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised and the Shares have been issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance, except as provided in
Section 11 below.

        11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split or similar change in the capital structure of the Company, the number of shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a share shall be ignored.

        12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or in any Option granted under this Plan shall confer on any Optionee any right to continue as a Director.

        13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of Delaware, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed.

        14. RESTRICTIONS ON SHARES. At the discretion of the Board, the Company may reserve to itself or its assignees (a) the right of first refusal to purchase all but not less than all of the Shares which an Optionee may propose to transfer to a third party and (b) a right to repurchase all but not less than all of the Shares held by an Optionee upon the Optionee's termination of employment with the Company or its Parent or Subsidiary for any reason at the fair market value of such Shares as determined by the Board in good faith or at a price determined by a formula designed to approximate their fair market value.

                                                                    EXHIBIT 4.01


        15. ACCELERATION OF EXERCISABILITY ON CHANGE IN CONTROL. Upon a Change in Control of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment.

        16. AMENDMENT OR TERMINATION OF PLAN. Subject to the limitations set forth in Section 6 above, the Board may at any time terminate or amend this Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

        17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company but no later than December 31, 1998.

                                                                    EXHIBIT 4.01


                              ELECTRONIC ARTS, INC.
                    DIRECTORS NONQUALIFIED STOCK OPTION GRANT

Optionee:

Address: c/o Electronic Arts, 1450 Fashion Island Blvd., San Mateo, CA  94404

Number of Option Shares:

Exercise Price per Share: $

Date of Grant:

Expiration Date:


        1. Grant of Option: Electronic Arts, Inc. (the "Company"), a Delaware corporation, hereby grants to the optionee named above (the "Optionee") a nonqualified stock option (this "Option") to purchase the total number of shares set forth above of Common Stock of the Company (the "Option Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Nonqualified Stock Option Grant ("Grant") and the Company's Directors Stock Option Plan, (the "Plan"), the provisions of which are incorporated herein by this reference.

        2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to two percent (2%) of the Shares immediately on the date of grant set forth above (the "Date of Grant") and as to an additional two percent (2%) of the Shares on the first day of each calendar month beginning after the Date of Grant.

        3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

               (a) This Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

               (b) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

        4. Termination of Option.

               (a) Except as provided in this Section, this Option shall terminate in whole if Optionee ceases to be a member (a "Board Member") of the Board of Directors of the Company or any Parent, Subsidiary or Affiliate of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be a Board Member of the Company for any reason except by death or disability, this Option, to the extent it is exercisable by the Optionee on the date on which the Optionee ceases to be a Board Member (the "Termination Date"), may be exercised by the Optionee within 90 days after the Termination Date, but in no event later than the Expiration Date.

        (b) If the Optionee ceases to be a Board Member because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

        5. Manner of Exercise.

               (a) This Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors or the committee thereof that administers the Plan, which shall set forth the Optionee's election to exercise this Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

                                                                    EXHIBIT 4.01


               (b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; (iii) by tender of a full-recourse promissory note in such form as the Board may approve at the time the Option is granted; or (iv) by any combination of the foregoing.

               (c) Prior to the issuance of the Option Shares upon exercise of this Option, the Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If Optionee is an Insider subject, at the time of exercise of this Option, to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 8(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

               (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

        6. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

        7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

        8. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. Additional information is included in the Prospectus for the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) Exercise. Upon exercise, Optionee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price for those Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares.

               (b) Disposition of the Shares. For federal tax purposes, for shares disposed of after 1986, long-term capital gain will generally be treated as ordinary income subject to the maximum tax rate. If the shares acquired pursuant to the exercise of a nonqualified stock option are held for at least six (6) months after the date of transfer pursuant to the exercise of the nonqualified stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal (but not California) income tax purposes for potential set-off against capital losses.

        9. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

        10. Entire Agreement. The Plan and the Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.


ELECTRONIC ARTS INC.

By:
   -------------------------------
Its:
    ------------------------------

                                   ACCEPTANCE

                                                                    EXHIBIT 4.01


        Optionee hereby acknowledges receipt of a copy of the Plan and a copy of the Prospectus, as amended, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option and that Optionee should consult a tax adviser prior to such exercise.


---------------------------------
Optionee

                                                                    EXHIBIT 4.01


                                    EXHIBIT A

                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.
1450 Fashion Island Blvd.
San Mateo, CA  94404

Attention:  Stock Administrator

        1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ________ shares of the Common Stock (the "Option Shares") of Electronic Arts Inc. (the "Company") under and pursuant to the Company's Directors Stock Option Plan, (the "Plan") and the stock option grant dated ______________ (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

        2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

        3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

        4. Market Standoff Agreement. Optionee agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify for employee stockholders generally.

        5. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

        6. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Option Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that Optionee is not relying on the Company for any tax advice.

        7. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase, as follows:

        ( )  in cash (by check payable to Electronic Arts Inc.) in the amount of
             $__________,     receipt of which is acknowledged by the Company.

        ( ) by delivery of _________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six months prior to the date hereof and owned free and clear of all liens, claims, encumbrances or securitity interests, valued at the current fair market price of $_______ per share.

        ( )  by tender of a full-recourse promissory note, in a form approved by the Board of Directors, in the principal amount of $_______, secured by a Pledge Agreement of even date herewith.


Submitted by:                          Accepted by:

OPTIONEE:                                     ELECTRONIC ARTS INC.
         -----------------------------
               (Print Name)

                                                                    EXHIBIT 4.01

                                            By:
------------------------------------           --------------------------
               (Signature)

Address:                           Its:
        ---------------------------     ---------------------------

Dated:                                      Dated:
      --------------------                        -----------------